Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253, 333-63664, 333-141481 and 333-139470 on Form S-8, 333-134174 and 333-143110 on Form S-3 and 333-119023 and 333-139470 on Form S-4) of CVS Caremark Corporation and in the related Prospectuses of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of CVS Caremark Corporation as of December 29, 2007 and for the fifty-two week period then ended and the effectiveness of internal control over financial reporting of CVS Caremark Corporation as of December 29, 2007, incorporated by reference or included in this Annual Report (Form 10-K) and to the reference to our firm under the heading “Selected Financial Data”, included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 25, 2008